UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 25, 2019

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HMST	Nasdaq Stock Market LLC

[ ]	Emerging growth Company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2019, the Board of Directors of HomeStreet, Inc. (the "Company") approved the amendment and restatement of the Company's prior Amended and Restated Bylaws to revise Section 2.3 of the Bylaws. This section previously provided for three classes of directors to be elected to three-year terms. However, following the Company's Annual Meeting of Shareholders on June 20, 2019 at which the Company's shareholders approved an amendment to the Second Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to adopt language phasing out the classification of the board of directors, the Board determined it would be in the best interests of the Company and its shareholders to amend the Company's Bylaws to reflect that revision to the Articles of Incorporation. Shareholder approval was not required for this amendment to the Bylaws, and a copy of the Amended and Restated Bylaws as adopted on July 25, 2019 is included as Exhibit 3.2 to this Current Report on Form 8-K.

Item 8.01	Other Events

On July 30, 2019, the Company filed with the Washington state Secretary of State its Restated Articles of Incorporation (the "Restated Articles") incorporating all prior amendments to the Second Amended and Restated Articles of Incorporation. No amendments were made to the articles pursuant to this restatement. A copy of the Restated Articles is included as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 3.1	Restated Articles of Incorporation of HomeStreet, Inc.
Exhibit 3.2	Amended and Restated Bylaws of HomeStreet, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2019

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
EVP, General Counsel, Chief Administrative Officer and Corporate Secretary